EXHIBIT 99.2

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Stockholders of Atlas Merchant Services, Inc.

We have reviewed the accompanying balance sheet of Atlas Merchant Services, Inc. as of June 30, 2008, and the related statements of operations, stockholders’ deficit, and cash flows for the three and six months ended June 30, 2008 and 2007 in accordance with statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, certain conditions indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.

/s/ L.L. Bradford & Company, LLC

September 19, 2008

Las Vegas, Nevada

ATLAS MERCHANT SERVICES, INC

Balance Sheets

	Unaudited June 30, 2008	December 31, 2007
Assets
Current assets:
Cash	$16,850	$20,728
Accounts receivable	70,370	69,650
Inventories	9,146	13,926

Total current assets	96,366	104,304
Property and equipment, net	26,410	14,727
Deposits	25,000	29,450

Total assets	$147,776	$148,481

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$44,556	$45,437
Accrued payroll and benefits	21,630	23,654
Accrued income taxes	—	30,211
Other accrued liabilities	72,159	43,993
Due to shareholder	73,462	—
Notes payable	456,280	338,781

Total current liabilities	668,087	482,076

Commitments and contingencies
Stockholders’ deficit:
Series A common stock; $1.00 par value, 5,000 shares authorized, 500 shares issued, 500 shares outstanding	500	500
Series B common stock; $1.00 par value; 5,000 shares authorized, no shares issued or outstanding	—	—
Additional paid-in capital	24,042	24,042
Accumulated deficit	(544,853)	(358,137)

Total stockholders’ deficit	(520,311)	(333,595)

Total liabilities and stockholders’ deficit	$147,776	$148,481

See the accompanying notes to unaudited financial statements.

ATLAS MERCHANT SERVICES, INC

Statements of Operations

Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net sales	$259,744	$175,485	$467,709	$330,084
Cost of sales	21,632	25,270	40,566	48,363

Gross profit	238,112	150,215	427,143	281,721

Operating expenses:
General and administrative	112,937	52,857	240,003	85,406
Selling	138,075	70,689	280,710	190,059

Total operating expenses	251,012	123,546	520,713	275,465
Income (loss) from operations	(12,900)	26,669	(93,570)	6,256
Interest expense	18,453	2,010	47,569	3,488

Income (loss) before income tax expense	(31,353)	24,659	(141,139)	2,768
Provision for income tax expense	—	—	—	—

Net income (loss)	$(31,353)	$24,659	$(141,139)	$2,768

See the accompanying notes to unaudited financial statements.

ATLAS MERCHANT SERVICES, INC

Statements of Stockholders’ Deficit

For the six months ended June 30, 2008

	Common stock (shares)	Common stock (amount)	Additional paid-in capital	Accumulated deficit	Total stockholders’ deficit
Balance, December 31, 2007	500	$500	$24,042	$(358,137)	$(333,595)

Distributions	—	—	—	(45,577)	(45,577)

Net loss	—	—	—	(141,139)	(141,139)

Balance, June 30, 2008	500	$500	$24,042	$(544,853)	$(520,311)

See the accompanying notes to unaudited financial statements.

ATLAS MERCHANT SERVICES, INC

Statements of Cash Flows

Unaudited

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$(141,139)	$2,768
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,598	1,389
Change in operating assets and liabilities:
Accounts receivable	(720)	9,475
Inventories	4,780	—
Deposits	4,450	—
Accounts payable	(881)	2,861
Accrued payroll and benefits	(2,024)	(3,000)
Accrued income taxes	(30,211)	(5,963)
Other accrued liabilities	28,166	(13,869)

Net cash used in operating activities	(134,981)	(6,339)
Cash flows from investing activities:
Purchases of property and equipment	(14,281)	(875)

Net cash used in investing activities	(14,281)	(875)
Cash flows from financing activities:
Principal advances on notes payable	155,000	130,000
Principal payments on notes payable	(37,501)	(51,148)
Due to shareholder	73,462	—
Contributions	—	—
Distributions	(45,577)	(62,504)

Net cash provided by financing activities	145,384	16,348

Net increase (decrease) in cash	(3,878)	9,134
Cash, beginning of period	20,728	19,485

Cash, end of period	$16,850	$28,619
Supplemental disclosures of cash flow information:
Interest paid	$12,222	$2,275

Income taxes paid	$—	$—

See the accompanying notes to unaudited financial statements.

ATLAS MERCHANT SERVICES, INC

Notes to Unaudited Financial Statements

Three and six months ended June 30, 2008 and 2007

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Atlas Merchant Services, Inc. (“Atlas,” “we,” “the Company”) was incorporated on May 15, 2000, in the State of Georgia. We are a Merchant Service and Financial Service Provider offering comprehensive electronic products to the hospitality, restaurant and retail industries. The Company provides comprehensive credit, debit, and check card payment systems dedicated to the service and profitability of our merchants. The Company engages in marketing merchant acquiring services and prepaid card programs including contracts with backend processing companies. There are two customers to serve in bank card processing – our Merchant and their Customers. The Company enables our Merchants to become “profitable” with the goal of building long-term relationships with their customers through a comprehensive suite of services and latest technology, complimented by proactive, professional and experienced people whose goal is the success of our Merchants. Our employees are dedicated to supporting the product and service needs of our customers, enabling our Clients to consistently win and retain more business than any other acquiring provider.

We offer multiple products including credit/debit card processing and transaction products such as Electronic Gift, Stored, and Loyalty card Processing. As transaction marketing experts in the industry, the Company will assist the client in making informed decisions in terms of the most effective promotional approach.

•	Dedicated to providing competitive pricing and industry standard levels of customer service.

•	Comprehensive credit card, debit card, and check card payment systems provider dedicated to the customer service and profitability of our merchants.

•	Enables our merchants to maximize profits by building long-term relationships with their customers and by minimizing transaction-processing expenses.

•	We achieve our goals by marrying a comprehensive suite of services and technology to the real needs expressed by our merchant base.

•	Our company is made up of a dedicated group of experienced and proactive professionals whose goal is contributing to your success.

NOTE 2 – GOING CONCERN

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred minimal profits from operations since our inception, and at the present time, we anticipate that we may exhaust our current cash resources. In addition, we expect to have ongoing requirements for capital investment to implement our business plan. These conditions give rise to substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is contingent upon us being able to secure an adequate amount of debt or equity capital to enable us to meet our operating cash requirements and successfully implement our business plan. In addition, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which we operate.

Since inception, our operations have primarily been funded through private debt financing, and we expect to continue to seek additional funding through private or public equity and debt financing. Finally, we expect that operating revenues from the sales of our products and other related revenues will increase.

However, there can be no assurance that our plans discussed above will materialize and/or that we will be successful in funding our estimated cash shortfalls through additional debt or equity capital and/or any cash generated by our operations. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time.

Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b) Cash

The Company maintains cash in bank accounts that and closely monitors the financial condition of these banks and has not experienced a loss associated with its accounts.

(c) Receivables

The Company receivables come from their processing partners and are usually paid within 20 days from when the prior month’s invoices are due.

(d) Inventories

Inventories are valued at the lower of cost or market value.

(e) Property and Equipment

Property and equipment is stated at cost. Expenditures for repairs and maintenance are expensed as incurred while renewals and betterments are capitalized. Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets after giving effect to salvage values.

Management reviews property and equipment for the possible impairment of long-lived assets, whenever events or circumstances indicate the carrying amount of an asset may not be recoverable. If the estimated future cash flows are projected to be less than the carrying amount, an impairment write-down, representing the carrying amount of the long-lived asset which exceeds the present value of estimated expected future cash flows, would be recorded as a period expense. For the three and six months ended June 30, 2008 and 2007, in the opinion of management there were no impairments.

(f) Federal Income Taxes

We compute income taxes in accordance with Financial Accounting Standards Statement No. 109 “Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date. Temporary differences arise from accounts payable and accrued liabilities that are not deductible for tax reporting until they are paid, and accounts receivable, less deferred revenues, that are not recognized as revenue for tax and reporting purposes until we receive payment.

The Company incurred net operating losses in an amount exceeding the net income. However, no benefit for income taxes has been recorded due to the uncertainty of the realization of this deferred tax asset.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the Company’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The provisions of FIN 48 are to be applied to all material tax positions upon initial adoption of this standard. Only tax positions that meet the “more likely than not” recognition threshold at the effective date may be recognized or continue to be recognized upon adoption of FIN 48. FIN 48 is effective for our year beginning January 1, 2007. The Company has reviewed its tax positions and determined that adoption of FIN 48 does not have a material impact on its financial position or results of operations.

(g) Revenue Recognition

The Company records revenue on a monthly basis. Our merchants process transactions and incur processing and other fees throughout a given month. Early in the following month, our transaction processors will calculate our revenues associated with those transactions to produce a revenue and expense report. That report and the associated payment, is then provided to the Company on or about the 20th of that month.

(i) Fair Value of Financial Instruments

We believe the book value of our cash and cash equivalents, receivables and accounts payable and accrued and other liabilities approximates their fair values due to their short-term nature.

(j) New Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140 , to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities , to permit fair value measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, Accounting for the Impairment or Disposal of Long-Lived Assets, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a material effect on the Company’s future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 provides guidance on the definition of fair value, methods to measure fair value, and expanded disclosures of fair value. SFAS No. 157 is effective as of the first interim or annual reporting period that begins after November 15, 2007. Accordingly, the Company has adopted SFAS No. 157 in its quarter ending November 30, 2007.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” which allows companies the option to measure certain financial instruments and other items at fair value. The provisions of SFAS No. 159 are effective as of the beginning of fiscal years beginning after November 15, 2007. We are currently evaluating the impact, if any, this statement will have on our financial statements.

In December 2007, the FASB issued SFAS No 141R (revised 2007), “Business Combinations”, which changes accounting and reporting requirements for business acquisitions in fiscal years beginning on or after Dec. 15, 2008. When effective, FAS 141R will replace the original FAS 141 in its entirety. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this Statement is the same as that of the related Statement 160.

In December 2007, the FASB issued SFAS No. 160 “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”, which is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require:

The ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity.

The amount of consolidated net income attributable to the parent and to the non-controlling interest be clearly identified and presented on the face of the consolidated statement of income.

Changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary are accounted for consistently. A parent’s ownership interest in a subsidiary changes if the parent purchases additional ownership interests in its subsidiary or if the parent sells some of its ownership interests in its subsidiary. It also changes if the subsidiary reacquires some of its ownership interests or the subsidiary issues additional ownership interests. All of those transactions are economically similar, and this Statement requires that they be accounted for similarly, as equity transactions. When a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary is initially measured at fair value. The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any non-controlling equity investment rather than the carrying amount of that retained investment.

Entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this Statement is the same as that of the related Statement 141(R).

NOTE 4 - INVENTORIES

Inventories at June 30, 2008 and December 31, 2007 were $9,146 and $13,926, respectively.

NOTE 5 - DEPOSITS

Deposits consisted primarily of a $25,000 payment made in advance for software development. Deposits at June 30, 2008 and December 31, 2007 were $25,000 and $29,450, respectively. The Company has contracted with Lighthouse Software development for a series of products. These include a Client Relationship Management portal to improve direct and indirect sales management efforts, a cost reducing internal Gateway for processing Electronic Funds Transfers and web-based merchant transactions. These products are in a beta test mode with a number of enhancements still to be completed prior to accepting the final project.

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2008 and December 31, 2007, respectively:

	Estimate useful lives (years)	June 30, 2008	December 31, 2007
Office equipment and furniture	2 –7	$44,542	$21,320

Less: accumulated depreciation		18,132	6,593

		$26,410	$14,727

NOTE 8 - NOTES PAYABLE

As of June 30, 2008 and December 31, 2007, the Company had uncollateralized notes payable of $380,000 and $338,781, respectively. Interest expense related to these notes was $18,453 and $47,569 for the three and six months ended June 30, 2008, respectively.

	Balance June 30, 2008		Rate
Viceroy Capital	$380,000	(2)	10.25%

	Balance December 31, 2007		Rate
Priore	$81,300	(1)	10.25%
Viceroy Capital	$225,000	(2)	18%
Steve Kutner	$6,481	(3)	8%
Fast Capital/
Capital Lending	$26,000	(4)	24%

Total	$338,781

(1)	The December 31, 2007 note was two months in default at year end. The entire loan balance to Priore was paid on June 30, 2008.
(2)	Viceroy Capital executed an additional $155,000 note payable in January 2008 at 18%. The entire loan balance was paid on July 4, 2008.
(3)	The entire loan balance was paid on January 18, 2008.
(4)	The entire loan balance was paid by June 30, 2008.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

The Company is subject to legal proceedings and claims incident to the ordinary course of its business. Management believes that the ultimate resolution of such matters will not materially affect the consolidated financial position or results of operations of the Company.

The Company rents facilities in Knoxville, TN, Atlanta, GA on a year to year basis. In addition, the Company signed a lease agreement on a 12 month basis starting April 1, 2008 continuing through April 2009 for office space in Duluth, GA. The Company signed lease agreements on a 12 month basis starting July 1, 2007 for Knoxville continuing through July 2008.

Rent expense was $1,350 and $4,890 for the three and six months ended June 30, 2008, respectively.

At June 30, 2008 and December 31, 2007, the Company had an income tax liability of $0, and $30,211, respectively, due to an underpayment of tax expense based on net income in prior years. The liability was paid in full in 2008.

NOTE 10 - COMMON STOCK

The Company has issued one class of common stock. All shares of the Company’s outstanding stock are currently held by two executives of the Company.

NOTE 11 - RELATED PARTY TRANSACTION

Bruce Reisman is a 20% owner of the Company and was paid sales commissions of $82,000 for the six months ended June 30, 2008.

NOTE 12 - CONCENTRATION OF MARKET RISK AND GEOGRAPHIC OPERATIONS

The Company’s market risk is dependent primarily on the strength of the overall economy. The Company sells its products and services in domestic markets; however, a significant portion of the Company’s sales are concentrated with customers located in the Southeast United States.

This region accounts for approximately 80% of the Company’s total revenue during the three and six months ended June 30, 2008 and 2007, respectively.

NOTE 13 - SUBSEQUENT EVENTS

As of July 3, 2008, we sold certain assets to a wholly-owned subsidiary of FNDS3000 Corp. via an Asset Purchase Agreement. The Company was paid $1,000,000 in cash payable in four equal separate installments on the date of closing, prior to March 31, 2009, prior to June 30, 2009 and prior to June 30, 2010. The Company was issued 3,000,000 shares of common stock and we may receive up to an additional 2,000,000 shares of common stock if certain monthly gross margin targets are achieved.

In conjunction, with the execution of the Asset Purchase Agreement, all notes payable were paid in full through stock and cash payments.